               THIRD AMENDED AND RESTATED TRUST AGREEMENT


                       dated as of June 19, 1997

                                 among


                   NATIONSBANK, NATIONAL ASSOCIATION,


         and the other financial institutions parties thereto,
                              as Holders,

                                  and

      FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Owner Trustee


                   WACKENHUT CORRECTIONS TRUST 1997-1



                           TABLE OF CONTENTS




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
ARTICLE I        DEFINITIONS; AMENDED AND RESTATED AGREEMENT

    SECTION 1.1  Definitions...............................................    1

ARTICLE II       AUTHORITY TO EXECUTE AND PERFORM VARIOUS
                 DOCUMENTS; DECLARATION OF TRUST BY TRUST COMPANY


    SECTION 2.1  Authority To Execute and Perform Various
                 Documents.................................................    2
    SECTION 2.2  Declaration of Trust by Trust Company.....................    2

ARTICLE III      CONTRIBUTIONS AND PAYMENTS


    SECTION 3.1  Procedure for Holder Fundings; Certificates...............    3
    SECTION 3.2  Certificate Yield.........................................    4
    SECTION 3.3  Scheduled Return of Holder Fundings.......................    4
    SECTION 3.4  Early Return of Holder Fundings...........................    5
    SECTION 3.5  Payments from Trust Estate Only...........................    5
    SECTION 3.6  Method of Payment.........................................    5
    SECTION 3.7  Computation of Yield......................................    5
    SECTION 3.8  Conversion and Continuation Options.......................    6
    SECTION 3.9  Increased Costs, Illegality, etc..........................    7
    SECTION 3.10 Contribution Indemnity....................................    8
    SECTION 3.11 Notice of Amounts Payable; Mandatory
                 Assignment................................................    8
    SECTION 3.12 Taxes.....................................................    9
    SECTION 3.13 Holder Overdue Rate.......................................   10

ARTICLE IV       COLLECTIONS AND DISTRIBUTIONS

    SECTION 4.1  Collections and Remittances by the Owner
                 Trustee...................................................   11
    SECTION 4.2  Priority of Distributions.................................   11
    SECTION 4.3  Excepted Payments.........................................   11
    SECTION 4.4  Distributions after Default...............................   11

ARTICLE V        DUTIES OF THE OWNER TRUSTEE

    SECTION 5.1  Notice of Certain Events..................................   12

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                                       i
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

    SECTION 5.2  Action Upon Instructions..................................   12
    SECTION 5.3  Indemnification...........................................   12
    SECTION 5.4  No Duties Except as Specified In Trust
                 Agreement or Instructions.................................   13
    SECTION 5.5  No Action Except Under Specified
                 Documents or Instructions.................................   13
    SECTION 5.6  Absence of Duties.........................................   13
    SECTION 5.7  Owner Trustee's Annual Certification......................   14

ARTICLE VI                   THE OWNER TRUSTEE

    SECTION 6.1  Acceptance of Trust and Duties............................   14
    SECTION 6.2  Furnishing of Documents...................................   15
    SECTION 6.3  No Representations or Warranties as to the Properties or
                 Operative Agreements......................................   15
    SECTION 6.4  No Segregation of Moneys; No Interest.....................   15
    SECTION 6.5  Reliance; Advice of Counsel...............................   15
    SECTION 6.6  Liability With Respect to Documents.......................   16
    SECTION 6.7  Not Acting In Individual Capacity.........................   16
    SECTION 6.8  Books and Records; Tax Returns............................   16
    SECTION 6.9  Substitute Owner Trustee; Owner Trustee  Advisor..........   17
    SECTION 6.10 Maintain Character of Holder Fundings.....................   17

ARTICLE VII      INDEMNIFICATION OF THE OWNER TRUSTEE

    SECTION 7.1  Indemnification Generally.................................   18
    SECTION 7.2  Compensation and Expenses.................................   18

ARTICLE VIII     TERMINATION OF TRUST AGREEMENT

    SECTION 8.1  Termination of Trust Agreement............................   18
    SECTION 8.2  Termination at Option of the Holders......................   18
    SECTION 8.3  Termination at Option of the Owner
                 Trustee...................................................   19
    SECTION 8.4  Actions by the Owner Trustee Upon
                 Termination...............................................   19

ARTICLE IX       SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
                 AND SEPARATE OWNER TRUSTEES

    SECTION 9.1  Resignation of the Owner Trustee; Appointment
                 of Successor..............................................   19
    SECTION 9.2  Co-Trustees and Separate Trustees.........................   20
    SECTION 9.3  Notice....................................................   23

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                                       ii

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

ARTICLE X      SUPPLEMENTS AND AMENDMENTS

SECTION 10.1   Supplements and Amendments................................   23
SECTION 10.2   Limitation on Amendments..................................   24

ARTICLE XI     MISCELLANEOUS

SECTION 11.1   No Legal Title to Trust Estate in
               the Holders...............................................   24
SECTION 11.2   Sale of Properties by the Owner Trustee  is
               Binding...................................................   24
SECTION 11.3   Certification of Authorization............................   24
SECTION 11.4   Limitations on Rights of Others...........................   24
SECTION 11.5   Notices...................................................   24
SECTION 11.6   Severability..............................................   25
SECTION 11.7   Limitation on the Holders' Liability......................   25
SECTION 11.8   Separate Counterparts.....................................   25
SECTION 11.9   Successors and Assigns....................................   25
SECTION 11.10  Headings..................................................   25
SECTION 11.11  Governing Law.............................................   25
SECTION 11.12  Performance by the Holders................................   25
SECTION 11.13  Conflict with Agreements..................................   25
SECTION 11.14  No Implied Waiver.........................................   26

EXHIBIT A      FORM OF HOLDER CERTIFICATE

                   THIRD AMENDED AND RESTATED TRUST AGREEMENT

     THIS THIRD AMENDED AND RESTATED TRUST AGREEMENT, dated as of June 19, 1997, is among the Beneficiaries and Holders party hereto from time to time parties hereto (each a "Beneficiary" or a "Holder"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, in its individual capacity ("Trust Company"), and in its capacity as trustee hereunder, together with its successors and assigns (the "Owner Trustee").

     WHEREAS, in order to provide a portion of the funds for the acquisition or leasing of the Properties and for carrying out the other transactions contemplated by the Operative Agreements, each Holder will make its respective Holder Fundings pursuant to this Trust Agreement and the Participation Agreement (as defined below); and

     WHEREAS, the Holders desire to provide for the Trust to exist for the purpose of purchasing the Properties and leasing such Properties to the Lessee, and carrying out certain transactions contemplated by the Indemnification Agreement(as defined below) and the Operative Agreements; and

     WHEREAS, Trust Company is willing to act as trustee hereunder and to accept the trust created hereby (the "Trust").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                            DEFINITIONS; AMENDED AND
                               RESTATED AGREEMENT

     SECTION 1.1 DEFINITIONS. For purposes of this Trust Agreement (including the "WHEREAS" clauses set forth above), capitalized terms used in this Trust Agreement and not otherwise defined herein shall have the meanings assigned to them in that certain Amended and Restated Participation Agreement dated as of the date hereof (as such agreement may be amended, modified, supplemented or restated from time to time in accordance with the terms thereof, "Participation Agreement") among Wackenhut Corrections Corporation, as Construction Agent and as Lessee, the Owner Trustee, the Holders party thereto, the Lenders party thereto , and NationsBank, National Association, (successor by merger to NationsBank, N.A. (South); "NationsBank") as Administrative Agent. Unless otherwise indicated, references in this Trust Agreement to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in this Trust Agreement.

                                   ARTICLE II

              AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
                     DECLARATION OF TRUST BY TRUST COMPANY

     SECTION 2.1 AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS. Each Holder hereby authorizes and directs the Owner Trustee (i) to execute and deliver, as trustee for and on behalf of each such Holder, the Indemnification Agreement dated as of March 14, 1997 by and among Owner Trustee, Guarantor and NationsBank (as amended, modified, supplemented or restated, the "Indemnification Agreement"), the Promissory Note dated as of March 14, 1997 in the face principal amount of $10,000,000 executed by Owner Trustee in favor of NationsBank (as amended, modified, supplemented or restated, the "Bridge Note"), each Operative Agreement to which the Owner Trustee is a party and any other agreements, instruments, certificates or documents related to the transactions contemplated hereby or thereby to which the Owner Trustee is a party, (ii) to take whatever action shall be required to be taken by the Owner Trustee by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clause (i) above as set forth in such documents, agreements and certificates, and (iii) subject to the terms of this Trust Agreement, to take such other action in connection with the foregoing as the Holders may from time to time direct.

     SECTION 2.2 DECLARATION OF TRUST BY TRUST COMPANY.

         (a) Trust Company hereby declares that it will hold all estate, right, title and interest of the Owner Trustee in and to the Properties, the Indemnification Agreement, each Holder Funding, the Operative Agreements and any other property contributed by any Holder, including, without limitation, all amounts of Rent, insurance proceeds and condemnation awards, indemnity or other payments of any kind (collectively, the "Trust Estate") as Owner Trustee upon the trusts set forth herein and for the use and benefit of each Holder, subject, however, to the provisions of the Credit Agreement and the Security Documents. The name of the Trust shall be Wackenhut Corrections Trust 1997-1.


         (b) The purpose of the Trust is to hold title to the Trust Estate for the benefit of the Holders and to engage in activities ancillary and incidental thereto as the Holders shall determine to be desirable. Except in connection with the foregoing, the Owner Trustee shall not (i) engage in any business activity, (ii) have any property, rights or interest, whether real or personal, tangible or intangible, (iii) incur any legal liability or obligation, whether fixed or contingent, matured or unmatured, other than in the normal course of the administration of the Trust or (iv) subject any of its property or assets for any mortgage, Lien, security interest or other claim or encumbrance, other than in favor of the Lenders or the Holders pursuant to the provisions of the Operative Agreements and this Trust Agreement. THIS TRUST IS NOT A BUSINESS TRUST. THE SOLE PURPOSE OF THE TRUST IS TO ACQUIRE AND HOLD TITLE TO THE TRUST ESTATE, SUBJECT TO THE RIGHTS OF THE LENDERS, FOR THE BENEFIT OF THE HOLDERS. THE OWNER TRUSTEE MAY NOT TRANSACT BUSINESS OF ANY

    KIND WITH RESPECT TO THE PROPERTY COMPRISING THE TRUST ESTATE NOR SHALL THIS AGREEMENT BE DEEMED TO BE, OR CREATE OR EVIDENCE THE EXISTENCE OF A CORPORATION DE FACTO OR DE JURE, OR A MASSACHUSETTS TRUST, OR ANY OTHER TYPE OF BUSINESS TRUST, ASSOCIATION OR JOINT VENTURE AMONG THE OWNER TRUSTEE, THE HOLDERS, THE ADMINISTRATIVE AGENT AND THE LENDERS.

                              ARTICLE III

                       CONTRIBUTIONS AND PAYMENTS

     SECTION 3.1 PROCEDURE FOR HOLDER FUNDINGS; CERTIFICATES.

         (a) Upon receipt from the Construction Agent by the Owner Trustee and the Administrative Agent of the Requisition specified in Section 5.2 of the Participation Agreement, and subject to the terms and conditions of the Participation Agreement, the Owner Trustee shall request from each Holder an advance and each Holder shall make an advance under the Holder Commitment of such Holder on each date Fundings are made pursuant to
    Section 5 of the Participation Agreement provided that, after giving effect to any Holder Funding (i) the outstanding amount of all Holder Fundings by such Holder shall not exceed its Holder Commitment, and (ii) the aggregate outstanding amount of Holder Fundings by all Holders shall not exceed the Total Holder Funding Commitment. The Owner Trustee may request an advance under the Holder Commitments during the Commitment Period on any date that an Advance may be requested pursuant to the terms of Section 5.2(a) of the Participation Agreement, provided that the Owner Trustee shall give each Holder irrevocable notice (which notice must be received by each Holder (i) prior to 11:00 A.M., Charlotte, North Carolina time, three Business Days prior to the requested date of advance if all or any part of the requested advance is to be a Eurodollar Holder Funding or (ii) prior to 11:00 A.M., Charlotte, North Carolina time one Business Day prior to the requested date of advance with respect to any advance that is to be a Base Rate Holder Funding), specifying (A) the amount to be advanced, (B) the requested date of advance, (C) whether the advance is to be a Eurodollar Holder Funding or a Base Rate Holder Funding or a combination thereof, and (D) if the advance is to be a combination of Eurodollar Holder Fundings and Base Rate Holder Fundings, the respective amounts of each type of advance; provided, however, that prior to the Completion Date for any specified Property (1) there shall be only two (2) Interest Periods in effect at any specified date, which Interest Periods shall apply to all Eurodollar Holder Fundings then outstanding with respect to such Property, and which Interest Periods shall be one month in length (subject to the adjustments set forth in the definition of "Interest Period"), (2) the first Interest Period shall commence on the date that the first Eurodollar Holder Advance is made hereunder, (3) each succeeding Interest Period shall begin on the last day of one of the two (2) permitted Interest Periods, and (4) any amounts advanced or converted hereunder which are to bear Holder Yield based on the Eurodollar Rate may only be advanced or converted on the first day of a permitted Interest Period. Pursuant to the terms of Section 5.2 and
    Section 11.2 of the Participation Agreement, the Owner

    Trustee shall be deemed to have delivered such notice upon the delivery of a notice by the Lessee or the Construction Agent containing such required information.

         (b) Upon receipt of the Requisition and the notice delivered pursuant to Section 3.1(a), each Holder shall make the amount of its Holder Funding available to the Owner Trustee at the office of the Owner Trustee referred to in Section 11.4 prior to 2:00 P.M., Charlotte, North Carolina time on the date requested by the Lessee in funds immediately available to the Owner Trustee.

         (c) The Eurodollar Holder Funding shall have an Interest Period of one, two, three, six or nine months, as specified in the definition of "Interest Period," subject only to the limitations specified in such definition and to the provisions of Sections 3.1(a), 3.7(c), 3.8 and 3.9. Any Holder Funding other than a Eurodollar Holder Funding shall constitute a Base Rate Holder Funding.

         (d) On each date which is three Business Days prior to any Scheduled Interest Payment Date, the Owner Trustee shall be deemed to have requested a Eurodollar Holder Funding pursuant to Section 3.1(a) in an amount equal to the aggregate amount of Allocated Return due and payable on such date with respect to the Construction Period Properties. The date such Holder Funding shall be made with respect to any such request shall be the relevant Scheduled Interest Payment Date and the proceeds of such Holder Funding shall be applied to pay such Allocated Return. On each such date, the Holder Property Cost and Holder Construction Property Cost of each Construction Period Property shall be increased by an amount equal to the Allocated Return paid on such date with the proceeds of such Holder Funding.

         (e) The Holder Fundings made by each Holder to the Trust Estate shall be evidenced by a Certificate of the Owner Trustee, substantially in the form of Exhibit A hereto, issued in the name of the Holder and in an amount equal to the Holder Commitment of such Holder. Each Certificate shall (i) be dated as of the Initial Closing Date and (ii) bear a yield on the unpaid Holder Amount thereof from time to time outstanding at the Holder Yield.

     SECTION 3.2 CERTIFICATE YIELD. The Owner Trustee shall pay to each Holder, from the Trust Estate, its pro rata portion of Holder Yield on Holder Fundings made hereunder. Payment of Holder Yield on each Holder Funding shall be made in arrears on each Payment Date. If the date on which such payment of Holder Yield shall be due shall not be a Business Day, such payment shall be made on the next succeeding Business Day.

     SECTION 3.3 SCHEDULED RETURN OF HOLDER FUNDINGS. Except in the case of early return of advances as set forth in Section 3.4 below or upon default, no return of the principal amount of the Holder Fundings shall be due prior to the Maturity Date. On the Maturity Date, subject to the terms of the Credit Agreement, the Owner Trustee shall pay to each Holder its aggregate unpaid Holder Amount together with all accrued but unpaid Holder Yield and all other amounts due the Holders from the Owner Trustee hereunder or under the Operative Agreements.

     SECTION 3.4 EARLY RETURN OF HOLDER FUNDINGS. As contemplated by and pursuant to the terms of the Lease, the Lessee shall be required or may elect under certain circumstances as described in the Lease to pay the Termination Value with respect to one or more Properties or purchase one or more Properties and upon such purchase or payment the amounts paid by the Lessee in connection therewith shall be distributed in accordance with the terms of Section 8 of the Credit Agreement. Any such amounts received by the Owner Trustee shall be paid over by the Owner Trustee to each Holder in an amount equal to such Holder's pro rata portion of the Holder Amount relating to the applicable Property or Properties. Notwithstanding the provisions set forth in this Section 3.4, any prepayment of the Certificates shall be in accordance with the provisions of Sections 2.6 and 8.1(b)(i) of the Credit Agreement so that so long as any amount of the Loans is outstanding the aggregate amount of the outstanding Holder Fundings as evidenced by the Certificates shall be equal to or greater than three percent (3%) of the Property Cost. Any amounts of any Holder Funding which are repaid to the Holders may be readvanced hereunder at any time prior to the Construction Period Termination Date subject to any conditions on Holder Fundings (and the limit on the aggregate number of Properties) set forth herein and in the other Operative Agreements.

     SECTION 3.5 PAYMENTS FROM TRUST ESTATE ONLY. All payments to be made by the Owner Trustee under this Trust Agreement (including, without limitation, any payments pursuant to Section 3.10) shall be made only from the income and proceeds from the Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Trust Estate to make such payments in accordance with the terms hereof, except as specifically provided in Section 6.1. Each Holder agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for payment as herein provided and that, except as specifically provided herein, Trust Company shall not be liable to any Holder for any amounts payable under this Trust Agreement and shall not be subject to any liability under this Trust Agreement.

     SECTION 3.6 METHOD OF PAYMENT. All amounts payable to a Holder pursuant to this Trust Agreement shall be paid or caused to be paid by the Owner Trustee to, or for the account of, such Holder, or its nominee, by transferring such amount in immediately available funds to a bank institution or banking institutions with bank wire transfer facilities for the account of such Holder or as otherwise instructed in writing from time to time by such Holder.

     SECTION 3.7 COMPUTATION OF YIELD.

         (a) Holder Yield shall be calculated on the basis established in
    Section 14.16 of the Participation Agreement, with respect to length of a "year" and number of days for which interest is accrued. Any change in the Holder Yield resulting from a change in the Base Rate, Eurodollar Reserve Percentage, or otherwise, shall become effective as of the opening of business on the day on which such change would become effective under the Existing Wackenhut Corrections Credit Agreement.

         (b) Pursuant to Section 14.14 of the Participation Agreement, the calculation of Holder Yield under this Section 3.7 shall be made by the Administrative Agent. Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Owner Trustee and the Holders in the absence of manifest error.

         (c) If the Eurodollar Rate cannot be determined by the Administrative Agent in the manner specified in the definition of the term "Eurodollar Rate", the Owner Trustee shall give telecopy or telephonic notice thereof to the Holders as soon as practicable after receipt of same from the Administrative Agent. Until such time as the Eurodollar Rate can be determined by the Administrative Agent in the manner specified in the definition of such term, no further Eurodollar Holder Fundings shall be made or continue as such at the end of the then current Interest Period and all Holder Fundings shall continue as Base Rate Holder Fundings.


     SECTION 3.8 CONVERSION AND CONTINUATION OPTIONS.

         (a) Subject to the restrictions set forth in Sections 3.1, 3.7(c) and 3.9, the Owner Trustee may elect from time to time to convert Base Rate Holder Fundings to Eurodollar Holder Fundings by giving each Holder at least three Business Days' prior irrevocable notice of such election. All or any part of outstanding Holder Fundings may be converted as provided herein, provided that (i) no Base Rate Holder Funding may be converted into a Eurodollar Holder Funding when any Event of Default has occurred and is continuing, (ii) no Base Rate Holder Funding may be converted into a Eurodollar Holder Funding which matures after the Maturity Date, (iii) during the Commitment Period such conversion may only occur on the first day of an Interest Period permitted pursuant to the terms of Section 3.1 hereof and (iv) such notice of conversion shall contain an election by the Owner Trustee of an Interest Period for such Eurodollar Holder Funding to be created by such conversion and such Interest Period shall satisfy the conditions of the definition of the term "Interest Period" as set forth in Appendix A to the Participation Agreement.

         (b) Subject to the restrictions set forth in Sections 3.1, 3.7(c) and
    3.9 hereof, any Eurodollar Holder Funding may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Owner Trustee giving irrevocable notice to each Holder in accordance with the applicable provisions of the definition of the term "Interest Period" as set forth in Appendix A to the Participation Agreement; provided that no Eurodollar Holder Funding may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) if such Eurodollar Holder Funding would mature after the Maturity Date and provided, further, that if the Owner Trustee shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding provision, such Holder Funding shall be automatically converted to a Base Rate Holder Funding on the last day of such then expiring Interest Period.

     SECTION 3.9 INCREASED COSTS, ILLEGALITY, ETC.

         (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements that are expressly included in the calculation of the Eurodollar Reserve
    Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made, by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Holder of agreeing to make or making, funding or maintaining Holder Fundings, then the Owner Trustee shall from time to time, upon demand by such Holder, pay to such Holder additional amounts sufficient to compensate such Holder for such increased cost. A certificate as to the amount of such increased cost, submitted to the Owner Trustee by such Holder, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Holder determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Holder or any corporation controlling such Holder and that the amount of such capital is increased by or based upon the existence of such Holder's commitment to make Holder Fundings hereunder and other commitments of this type, then, upon demand by such Holder, the Owner Trustee shall immediately pay to such Holder, from time to time as specified by such Holder, additional amounts sufficient to compensate such Holder or such corporation in the light of such circumstances, to the extent that such Holder reasonably determines such increase in capital to be allocable to the existence of such Holder's commitment to make Holder Fundings hereunder. A certificate as to such amounts submitted to the Owner Trustee by such Holder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Without affecting its rights under Section 3.9(a) or 3.9(b) or any other provision of this Trust Agreement, each Holder agrees that if there is any increase in any cost to or reduction in any amount receivable by such Holder with respect to which the Owner Trustee would be obligated to compensate such Holder pursuant to Section 3.9(a) or 3.9(b) or 2.10(b), such Holder shall use reasonable efforts to select an alternative office from which to fund Holder Fundings which would not result in any such increase in any cost to or reduction in any amount receivable by such Holder; provided, however, that no Holder shall be obligated to select such an alternate office if such Holder determines that (i) as a result of such selection such Holder would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or would impose an unreasonable burden or additional costs on such Holder.


         (d) Notwithstanding any other provision of this Trust Agreement, if any Holder shall notify the Owner Trustee that the introduction of or any change in any law or regulation, or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Holder to perform its obligations hereunder to make or maintain Eurodollar Holder Fundings then (i) each Eurodollar Holder Funding will automatically, at the end of the Interest Period for such Eurodollar Holder Funding, convert into a Base Rate Holder Funding and (ii) the obligation of the Holders to make, convert or continue Eurodollar Holder Fundings shall be suspended until such Holder shall notify the Owner Trustee that such Holder has determined that the circumstances causing such suspension no longer exist.

     SECTION 3.10 CONTRIBUTION INDEMNITY. Subject to the provisions of Section 3.11, the Owner Trustee agrees to indemnify each Holder and to hold each Holder harmless from any loss or reasonable expense which such Holder may sustain or incur as a consequence of (a) failure of the Owner Trustee to accept any Holder Funding hereunder after the Owner Trustee has given a notice requesting the same in accordance with the provisions of this Trust Agreement(other than by reason of the failure of a Holder or Holders to make funds available without cause), (b) failure of the Owner Trustee to make any prepayment of a Holder Funding after the Owner Trustee has given a notice thereof in accordance with the provisions of this Trust Agreement, or (c) the making of a voluntary or involuntary prepayment of a Eurodollar Holder Funding on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of Holder Yield which would have accrued on the amount so prepaid, or not accepted, converted or continued for the period from the date of such prepayment or of such failure to accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Holder Yield rate for such Holder Fundings provided for herein over (ii) the amount of yield (as determined by such Holder) which would have accrued to such Holder on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of this Trust Agreement and the payment of all other amounts payable hereunder.

     SECTION 3.11 NOTICE OF AMOUNTS PAYABLE; MANDATORY ASSIGNMENT.

         (a) Notice. In the event that any Holder becomes aware that any amounts are or will be owed to it pursuant to Section 3.9,3.10 or 3.12 or that it is unable to make Holder Fundings which bear a yield based on the Eurodollar Rate, then it shall promptly notify the Owner Trustee thereof and, as soon as possible thereafter, such Holder shall submit to the Owner Trustee a certificate indicating the amount owing to it and the calculation thereof. The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Owner Trustee hereunder.

         (b) Mandatory Assignment. In the event that any Holder delivers to the Owner Trustee a certificate pursuant to Section 3.11(a) in connection with amounts payable pursuant to Section 3.9 or Section 3.10, or such Holder is required to make Holder Fundings as Base Rate Holder Fundings in accordance with Section 3.9(d) then the Owner Trustee may, at its own expense and in its sole discretion, (i) require such Holder to transfer or assign, in whole or in part, without recourse (in accordance with Section 12.1 of the Participation Agreement), all or part of its interests, rights (except for rights to be indemnified for actions taken while a party hereunder) and obligations under this Agreement to a replacement bank or institution if the Owner Trustee, with the full cooperation of such Holder, can identify a Person who is ready, willing and able to be such replacement bank or institution with respect thereto and such replacement bank or institution (which may be another Holder) shall assume such assigned obligations, or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Holder Commitment of such Holder and prepay all outstanding Holder Fundings of such Holder; provided, however, that (x) the Owner Trustee or such replacement bank or institution, as the case may be, shall have paid to such Holder in immediately available funds the principal amount of and Holder Yield accrued to the date of such payment on the Holder Fundings made by it hereunder and all other amounts owed to it hereunder (and, if such Holder is also a Lender, the principal amount of all Loans and all interest accrued and unpaid thereon), (y) any termination of Holder Commitments shall be accompanied by a pro rata reduction of Commitments for Loans subject to the terms of Section 2.5(a) of the Credit Agreement and
    (z) such assignment or termination of the Holder Commitment of such Holder and prepayment of Holder Fundings does not conflict with any law, rule or regulation or order of any court or other Governmental Authority.



     SECTION 3.12 TAXES.

         (a) All payments made by the Owner Trustee under this Trust Agreement and the Certificates shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, documentary stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Holder as a result of a present or former connection between such Holder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Holder having executed, delivered or performed its obligations or received a payment under, or enforced, this Trust Agreement, any Certificate or any other Operative Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Holder hereunder or under the Certificates, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Holder (after payment of all Non-Excluded Taxes) Holder Yield or any such other amounts payable hereunder at the rates or in the amounts specified in this Trust Agreement and the Certificates, provided, however, that the Owner Trustee shall not be required to increase any such amounts payable to any Holder that is not organized under the laws of the U.S. or a state thereof if such Holder fails to comply with the requirements of paragraph (b) of this Section 3.12. Whenever any Non-Excluded Taxes are payable by the Owner Trustee, then as promptly as possible thereafter the Owner Trustee shall send to such Holder a certified copy of an original official receipt received by the Owner Trustee showing payment thereof. If the Owner Trustee fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to such Holder the required receipts or other required documentary evidence, the Owner Trustee shall indemnify the Holder for any incremental taxes, interest, costs or penalties that may become payable by any Holder as a result of any such failure. The agreements in this Section 3.12(a) shall survive the termination of this Trust Agreement and the payment of the Certificates and all other amounts payable hereunder.


         (b) Each Holder that is not incorporated under the laws of the U.S. or a state thereof shall:

              (i) deliver to the Owner Trustee and the Administrative Agent (A) the duly completed copies of IRS Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

              (ii) deliver to the Owner Trustee and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Owner Trustee; and

              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Owner Trustee or the Administrative Agent;

    unless in any such case an event (including, without limitation, any change in treaty, law or regulation or administrative or judicial interpretation of any of the foregoing) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Holder from duly completing and delivering any such form with respect to it and such Holder so advises the Owner Trustee and the Administrative Agent. Such Holder shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Trust Agreement without deduction or withholding of any U.S. federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from U.S. backup withholding tax.

     SECTION 3.13 HOLDER OVERDUE RATE. If all or a portion of (i) the principal amount of any Holder Funding, (ii) any Holder Yield payable on any Holder Funding, or (iii) any other amount payable hereunder shall not be paid when due (subject to applicable grace periods) (whether at the stated maturity, by acceleration or otherwise), such amount shall bear interest at a rate per occurrence which is the lesser of (x) the Holder Yield applicable to such Holder Funding plus 2% (or in the case of clause (iii) above, the Base Rate plus 3%) and (y) the highest interest rate permitted by applicable law, in each case from the date of such non-payment until such amount is paid in full (whether after or before judgment).

                               ARTICLE IV

                     COLLECTIONS AND DISTRIBUTIONS

     SECTION 4.1 COLLECTIONS AND REMITTANCES BY THE OWNER TRUSTEE. The Owner Trustee agrees that, subject to the provisions of this Trust Agreement, it will during the term of this Trust administer the Trust Estate and, at the direction of the Holders (or, so long as the Credit Agreement shall continue, subject to the provisions of the Credit Agreement and the Security Documents), take steps to collect all Rent and other sums payable to the Owner Trustee by the Lessee under the Lease. The Owner Trustee agrees to distribute all proceeds received from the Trust Estate in accordance with Article III and Sections 4.2 and 4.3. The Owner Trustee shall make such distribution promptly upon receipt of such proceeds (provided such proceeds are available for distribution) by the Owner Trustee, it being understood and agreed that the Owner Trustee shall not be obligated to make such distribution until the funds for such distribution have been received by the Owner Trustee in cash or its equivalent reasonably acceptable to the Owner Trustee.

     SECTION 4.2 PRIORITY OF DISTRIBUTIONS. Subject to the terms and requirements of the Operative Agreements, all payments and amounts received by Trust Company as Owner Trustee or on its behalf shall be distributed to the Administrative Agent for allocation by the Administrative Agent in accordance with the terms of Section 8 of the Credit Agreement or, if such payments or amounts are received by the Owner Trustee from the Administrative Agent, then they shall be distributed forthwith upon receipt in the following order of priority: first, in accordance with the Holder Yield protection provisions set forth in Article III; and, second, the balance, if any, of such payment or amount remaining thereafter shall be distributed to the Holders pro rata.

     SECTION 4.3 EXCEPTED PAYMENTS. Anything in this Article IV, or elsewhere in this Trust Agreement to the contrary notwithstanding, any Excepted Payment received at any time by the Owner Trustee shall be distributed promptly to the Person entitled to receive such Excepted Payment.

     SECTION 4.4 DISTRIBUTIONS AFTER DEFAULT.  Subject to the terms of Section
5.1 hereof, the proceeds received by the Owner Trustee from the exercise of any remedy under the Lease shall be distributed pursuant to Section 4.2 above.
This Trust shall cease and terminate in accordance with the terms set forth in
Section 8.1 and upon the final disposition by the Owner Trustee of all of the Trust Estate pursuant to this Section 4.4.

                               ARTICLE V

                      DUTIES OF THE OWNER TRUSTEE

     SECTION 5.1 NOTICE OF CERTAIN EVENTS. In the event the Owner Trustee shall have knowledge of any default under the terms of the Indemnification Agreement or the Bridge Note, or any Lease Default, Lease Event of Default, Credit Agreement Default, Credit Agreement Event of Default, Agency Agreement Default or Agency Agreement Event of Default, the Owner Trustee shall give written notice thereof within five (5) Business Days to each Holder, the Lessee and the Administrative Agent unless such Default or Event of Default no longer exists before the giving of such notice. Subject to the provisions of Section 5.3, the Owner Trustee shall take or refrain from taking such action as the Administrative Agent shall direct so long as the Credit Agreement is in effect (and as more specifically provided in Section 10.2(j) of the Participation Agreement) and thereafter as the Holders shall jointly direct, in each case by written instructions to the Owner Trustee. If the Owner Trustee shall have given the Administrative Agent and the Holders notice of any event and shall not have received written instructions as above provided within 30 days after mailing notice of such event to the Administrative Agent and the Holders, the Owner Trustee may, but shall be under no duty to, and shall have no liability for its failure or refusal to, take or refrain from taking any action with respect thereto, not inconsistent with the provisions of the Bridge Note, the Indemnification Agreement or the Operative Agreements, as the Owner Trustee shall deem advisable and in the best interests of the Holders. Lenders and the Holders. For all purposes of this Trust Agreement, in the absence of actual knowledge of a Responsible Officer in the Corporate Trust Department of Trust Company, the Owner Trustee shall be deemed not to have knowledge of any Default or Event of Default unless a Responsible Officer of the Corporate Trust Department of Trust Company receives notice thereof given by or on behalf of a Holder, the Lessee or the Administrative Agent.

     SECTION 5.2 ACTION UPON INSTRUCTIONS. Subject to the provisions of Sections 5.1 and 5.3, upon the written instructions of the Administrative Agent or the Holders (as applicable) or, as permitted expressly by the Operative Agreements, the Lessee, as the case may be, the Owner Trustee will take or refrain from taking such action or actions as may be specified in such instructions.

     SECTION 5.3 INDEMNIFICATION. The Owner Trustee shall not be required to take or refrain from taking any action under this Trust Agreement, the Bridge Note, the Indemnification Agreement or any Operative Agreement (other than the actions specified in the first sentence of Section 5.1 and in the last sentence of Section 5.4) unless Trust Company shall have been indemnified by the Lessee or, if Trust Company reasonably believes such indemnity to be inadequate, by either the Lenders or the Holders in manner and form reasonably satisfactory to Trust Company, against any liability, fee, cost or expense (including reasonable attorneys' fees and expenses) that may be incurred or charged in connection therewith, other than such as may result from the willful misconduct or gross negligence of the Owner Trustee; and, if the Administrative Agent or the Holders shall have directed the Owner Trustee to take or refrain from taking any action under the Bridge Note, the Indemnification Agreement or any Operative Agreement, the Lenders or the Holders, as applicable, agree to furnish such indemnity by a written undertaking of indemnification and, in addition, to pay the reasonable compensation of Trust Company for the services performed or to be performed by the Owner Trustee pursuant to such direction. The Owner Trustee shall not be required to take any action under the Bridge Note, the Indemnification Agreement or any Operative Agreement if Trust Company shall reasonably determine, or shall have been advised by counsel, that such action (a) is likely to result in personal liability for which Trust Company has not been and will not be adequately indemnified, (b) is contrary to the terms hereof, the Bridge Note, the Indemnification Agreement or of any Operative Agreement to which the Owner Trustee is a party, or (c) is otherwise contrary to law. The Owner Trustee shall be under no liability with respect to any action taken or omitted to be taken by the Owner Trustee in accordance with instructions of the Administrative Agent or the Holders pursuant to Section 5.2 hereof.

     SECTION 5.4 NO DUTIES EXCEPT AS SPECIFIED IN TRUST AGREEMENT OR INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Properties or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under or in connection with the Bridge Note, the Indemnification Agreement or any Operative Agreement to which the Owner Trustee is a party, except as expressly provided by the terms of this Trust Agreement or in written instructions from the Administrative Agent or the Holders, as applicable, received pursuant to Section 5.1, 5.2 or 8.4; and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. The Owner Trustee shall have no duty or obligation to supervise or monitor the performance of the Construction Agent pursuant to the Agency Agreement, which Construction Agent for all purposes shall be an independent contractor. Trust Company nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens arising by or through the Trust Company or the Owner Trustee on any part of the Trust Estate.

     SECTION 5.5 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Properties or any other part of the Trust Estate except (i) as required by the terms of the Bridge Note, the Indemnification Agreement or the Operative Agreements, (ii) in accordance with the powers granted to, or the authority conferred upon, it pursuant to this Trust Agreement or (iii) in accordance with the express terms hereof or with written instructions from the Administrative Agent or the Holders, as applicable, pursuant to Section 5.1, 5.2 or 8.4.

     SECTION 5.6 ABSENCE OF DUTIES.

         (a) Except in accordance with written instructions furnished pursuant to Section 5.1, 5.2 or 8.4, and without limitation of the generality of
    Section 5.4, the Owner Trustee shall not have any duty to (i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on the Properties or effect or maintain any such insurance, other than to receive and forward to each Holder any notices, policies, certificates or binders furnished to the Owner Trustee pursuant to the Lease; (iii) maintain the Properties; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, except as provided in the last sentence of Section 5.4, other than to forward notice of such Tax or Lien received by the Owner Trustee to each Holder and the Administrative Agent; (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of the Lessee; (vi) inspect the Properties at any time or ascertain or inquire as to the performance or observance of any of the covenants of the Lessee or any other Person under the Bridge Note, the Indemnification Agreement or any Operative Agreement with respect to the Properties; or(vii) manage, control, use, sell, dispose of or otherwise deal with the Properties or any part thereof or any other part of the Trust Estate, except as provided in
    Section 5.5.

         (b) The Owner Trustee, in the exercise or administration of the trusts and powers hereunder, including its obligations under Section 5.2 hereof, may, at the expense of the Lessee, employ agents, attorneys, accountants, and auditors and enter into agreements with any of them, and Trust Company shall not be liable, either in its individual capacity or in its capacity as Owner Trustee, for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it in good faith.

     SECTION 5.7 OWNER TRUSTEE'S ANNUAL CERTIFICATION.

     The Owner Trustee, upon written request of the Lessee received not less than thirty (30) days nor more than sixty (60) days prior to each December 31st during the Term of the Lease, shall provide to the Lessee a certification to the effect that (i) the character of the Holder Fundings as evidenced by the Certificates has not changed from the nature of the same as provided in this Trust Agreement and the Participation Agreement as of the Initial Closing Date and (ii) the Holder Fundings as evidenced by the Certificates equal or exceed three percent (3%) of the Property Cost. With respect to the representation provided for in clause (ii) of the immediately preceding sentence, Owner Trustee shall be entitled to rely upon the representation of the Agent respecting the amount of the Property Cost and the Loans.

                               ARTICLE VI

                           THE OWNER TRUSTEE

     SECTION 6.1 ACCEPTANCE OF TRUST AND DUTIES. Trust Company accepts the trust hereby created and agrees to perform the same, but only upon the terms of this Trust Agreement. Trust Company agrees to receive, manage and disburse all moneys constituting part of the Trust Estate actually received by it as Owner Trustee in accordance with the terms of this Trust Agreement. Trust Company shall not be answerable or accountable under any circumstances, except for (i) its own willful misconduct or gross negligence, (ii) the inaccuracy of any of its representations or warranties contained in Section 6.3 of this Trust Agreement or Section 7.2 of the Participation Agreement, (iii) its failure to perform obligations expressly undertaken by it in the last sentence of Section
5.4 of this Trust Agreement or in Section 10.2(a) of the Participation Agreement, (iv) Taxes based on or measured by any fees, commissions or compensation received by it for acting as Owner Trustee in connection with any of the transactions contemplated by the Bridge Note, the Indemnification Agreement or the Operative Agreements, or (v) its failure to use ordinary care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

     SECTION 6.2 FURNISHING OF DOCUMENTS. The Owner Trustee will furnish to each Holder and to the Administrative Agent, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, opinions, certificates, financial statements and any other instruments or writings furnished to the Owner Trustee hereunder or under the Indemnification Agreement or the Operative Agreements, unless by the express terms of the Indemnification Agreement or any Operative Agreement a copy of the same is required to be furnished by some other Person directly to the Holders or the Administrative Agent, or the Owner Trustee shall have determined that the same has already been furnished to the Holders and the Administrative Agent.

     SECTION 6.3 NO REPRESENTATIONS OR WARRANTIES AS TO THE PROPERTIES OR OPERATIVE AGREEMENTS. TRUST COMPANY MAKES (i) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF) AND TRUST COMPANY SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT except that Trust Company hereby represents, warrants and covenants to each Holder that it will comply with the last sentence of Section 5.4, and
(ii) no representation or warranty as to the validity or enforceability of the Bridge Note, the Indemnification Agreement or any Operative Agreement or as to the correctness of any statement made by a Person other than Trust Company or the Owner Trustee contained in any thereof, except that Trust Company represents, warrants and covenants to each Holder that this Trust Agreement has been and each of the Bridge Note, the Indemnification Agreement and the other Operative Agreements which contemplates execution thereof by the Owner Trustee has been or will be executed and delivered by its officers who are, or will be, duly authorized to execute and deliver documents on its behalf.

     SECTION 6.4 NO SEGREGATION OF MONEYS; NO INTEREST.

     Except as otherwise provided herein or in any of the other Operative Agreements, moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and neither Trust Company nor the Owner Trustee shall be liable for any interest thereon, except as may be agreed to in writing by Trust Company or the Owner Trustee.

     SECTION 6.5 RELIANCE; ADVICE OF COUNSEL. Trust Company shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. Trust Company may accept and rely upon, a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that each resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, Trust Company may for all purposes hereof rely on an Officers' Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to Trust Company for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and Trust Company shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to this Trust Agreement.

     SECTION 6.6 LIABILITY WITH RESPECT TO DOCUMENTS. The Owner Trustee, either in its trust or individual capacities, shall not incur any liability to any Person for or in respect of (a) the recitals herein, (b) the validity or sufficiency of this Trust Agreement, (c) the due execution hereof by any Holder,
(d) the form, character, genuineness, sufficiency, value or validity of the Properties, or (e) the validity or sufficiency of the Bridge Note, the Indemnification Agreement or any of the Operative Agreements; and the Owner Trustee, either in its trust or individual capacities, shall in no event assume or incur any liability, duty or obligation to any Person or to any Holder, other than as expressly provided for herein or in the Bridge Note, the Indemnification Agreement or any of the other Operative Agreements.

     SECTION 6.7 NOT ACTING IN INDIVIDUAL CAPACITY. All Persons having any claim against Trust Company by reason of the transactions contemplated by the Operative Agreements shall look only to the Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI and except to the extent that Trust Company shall otherwise expressly agree in the Bridge Note, the Indemnification Agreement or any Operative Agreement to which it is a party.

     SECTION 6.8 BOOKS AND RECORDS; TAX RETURNS.

         (a) The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys that it may receive hereunder, or under the Bridge Note, the Indemnification Agreement or any other Operative Agreement. The Owner Trustee shall, at the expense of the Owner Trustee, file an application with the Internal Revenue Service for a taxpayer identification number with respect to the trust created hereby. The Owner Trustee shall, at the expense of the Owner Trustee, prepare or cause to be prepared and the Owner Trustee shall sign or file the federal fiduciary tax return with respect to Taxes due and payable by the trust created hereby in connection with the transactions contemplated hereby and by the Bridge Note, the Indemnification Agreement or any other Operative Agreement. Each Holder shall furnish the Owner Trustee with all such information as may be reasonably required from such Holder in connection with the preparation of such tax returns. The Owner Trustee shall keep copies of all returns delivered to or filed by it.

         (b) The Owner Trustee, either in its trust or individual capacities, shall be under no obligation to appear in, prosecute or defend any action, which in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such reasonable security and indemnity against such expense or liability as it may require. The Owner Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times, without any further action by the Administrative Agent or any Holder to protect the Properties and the rights and interests of the Holders pursuant to the terms of this Trust Agreement; provided, however, that Trust Company may obtain reimbursement for the out-of-pocket expenses and costs of such actions, undertakings or proceedings from the Lessee.

     SECTION 6.9 SUBSTITUTE OWNER TRUSTEE; OWNER TRUSTEE ADVISOR. First Security Bank, National Association, has entered into this Trust Agreement and the other Operative Agreements not individually, except as expressly stated herein or therein (as the case may be), but solely as Owner Trustee under the Trust; provided, notwithstanding the foregoing provisions of this Section 6.9, solely to the extent that the Louisiana Trust Code (L.A. R.S. 9:1721 et seq.) is deemed to apply to the Trust, then (a) Mr. Val T. Orton, a resident of Davis County, Utah shall be deemed to be a Co-owner Trustee (as defined in Section
9.2 hereof) with First Security Bank, National Association with respect to the Trust and (b) First Security Bank, National Association (and any replacement or successor thereto appointed by the Holder with the consent of the Majority Lenders) shall be deemed to a Co-Owner Trustee and the Owner Trustee Advisor. To the extent not prohibited by the relevant provisions of the Louisiana Trust Code, in his capacity as Co-owner Trustee, Mr. Val T. Orton shall act in accordance with the express, written directions of the Owner Trustee Advisor and any actions not in accordance with such directions shall be deemed null and void and of no force or effect under this Trust Agreement and the other Operative Agreements. In its capacity as Owner Trustee Advisor, First Security Bank, National Association shall act (x) in accordance with the directions, limitations, terms and provisions of this Trust Agreement and the other Operative Agreements applicable to the Owner Trustee and (y) to the extent this Trust Agreement and the other Operative Agreements do not contain any direction, limitation, term or provision with regard to any particular situation, in accordance with the written instructions of the Holders. Actions taken by the Owner Trustee Advisor which are not in accordance with the requirements of the immediately preceding sentence shall be deemed null and void and of no force or effect under this Trust Agreement and the other Operative Agreements. In the event Mr. Val T. Orton shall become a Co-owner Trustee, he shall not be required to post a bond of any kind. To the extent the Louisiana Trust Code is deemed to apply to the Trust, Mr. Val T. Orton hereby accepts the trust and duties hereby created and agrees to perform the same, but only upon the terms of this Trust Agreement.

     SECTION 6.10 MAINTAIN CHARACTER OF HOLDER FUNDINGS. The Owner Trustee shall at all times maintain the character of the Holder Fundings as evidenced by the Certificates and as provided in this Trust Agreement and the Participation Agreement to the end that the Holder Fundings shall at all times be "at-risk" and shall not permit the same to be replaced by nonrecourse debt.

                              ARTICLE VII

                  INDEMNIFICATION OF THE OWNER TRUSTEE

     SECTION 7.1 INDEMNIFICATION GENERALLY. The Owner Trustee and Trust Company are indemnified for matters related to the transactions described herein by the Lessee pursuant to the Indemnification Agreement and Section 13 of the Participation Agreement. Except as may be specifically provided from time to time hereafter in writing by the Holders, neither the Owner Trustee nor Trust Company shall have any right of indemnification from any Holder with respect to the transactions described herein or in the Bridge Note, the Indemnification Agreement or any of the other Operative Agreements.

     SECTION 7.2 COMPENSATION AND EXPENSES. Pursuant to the Guaranty, the Guarantor has guaranteed, among other things, the payment of various fees, costs and expenses of the Owner Trustee and Trust Company as provided in
Section 9.3 of the Indemnification Agreement. Additionally, the Lessee has agreed to pay the fees and reasonable expenses of the Owner Trustee and Trust Company as provided in Section 9.3 of the Participation Agreement.

                              ARTICLE VIII

                     TERMINATION OF TRUST AGREEMENT

     SECTION 8.1 TERMINATION OF TRUST AGREEMENT. This Trust Agreement and the trusts created hereby shall terminate, and the Trust Estate shall, subject to the provisions of the Participation Agreement, the other Operative Agreements and Article IV hereof, be distributed pro rata to the Holders, and this Trust Agreement shall be of no further force or effect, upon the earliest to occur of
(i) the joint written request of the Holders following the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Article IV; or (ii) the sale or other final disposition by the Owner Trustee of all property constituting the Trust Estate and the final disposition by the Owner Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms hereof; provided, however, that the Trust Estate shall not be subject to sale or other final disposition by the Owner Trustee prior to the payment in full and discharge of the Loans and all other indebtedness secured by the Credit Documents, the release of the Credit Documents and the liens and security interest granted thereby and the payment in full of the Holder Amount and Holder Yield thereon and all other amounts owing to the Holders under any of the Operative Agreements; and (iii) 50 years after the date hereof.

     SECTION 8.2 TERMINATION AT OPTION OF THE HOLDERS. Notwithstanding Section 8.1, this Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed pro rata to the Holders, and this Trust Agreement shall be of no further force and effect, upon the joint election of the Holders by notice to the Owner Trustee, if such notice shall be accompanied by the written agreement of each Holder assuming all the obligations of the Owner Trustee under or contemplated by the Operative Agreements and all other obligations of the Owner Trustee incurred by it as trustee hereunder; provided, however, that each Holder agrees for the express benefit of the Administrative Agent and the Lenders, that without the consent of the Administrative Agent, no such election shall be effective until the Liens and security interests of the Security Documents on the Collateral shall have been released and until full payment of the principal of, and interest on the Loans and all other sums due to the, Lenders shall have been made. Such written agreement shall be reasonably satisfactory in form and substance to the Owner Trustee and shall release the Owner Trustee from all further obligations of the Owner Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence.

     SECTION 8.3 TERMINATION AT OPTION OF THE OWNER TRUSTEE. Notwithstanding any other section hereof, at any time that the Lease shall no longer be in full force and effect, and the Administrative Agent shall have confirmed in writing to the Owner Trustee that the Lenders have received payment in full of the principal of and interest on the Loans and that all other sums due to the Administrative Agent and the Lenders under the Operative Documents shall have been paid, and the Holders shall have received payment in full of all Holder Yield and other amounts due to the Holders under the Operative Documents, then the Holders hereby authorize the Owner Trustee to: (a) terminate this Trust Agreement and the trusts created hereby and (b) distribute and convey the Trust Estate pro rata to the Holders by executing the necessary transfer documents as contemplated by Section 8.4 hereof. The exercise of such option by the Owner Trustee shall cause this Trust Agreement to be of no further force and effect and shall release the Owner Trustee from all further obligations of the Owner Trustee hereunder and under the agreements and other instruments mentioned in the preceding sentence.

     SECTION 8.4 ACTIONS BY THE OWNER TRUSTEE UPON TERMINATION. Upon termination of this Trust Agreement and the trusts created hereby pursuant to
Section 8.1, Section 8.2 or Section 8.3, the Owner Trustee shall upon notice of such event take such action as may be necessary or as may be requested by the Holders to transfer the Trust Estate pro rata to the Holders, including, without limitation, the execution of instruments of transfer or assignment with respect to any of the Operative Agreements to which the Owner Trustee is a party.

                               ARTICLE IX

              SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
                      AND SEPARATE OWNER TRUSTEES

     SECTION 9.1 RESIGNATION OF THE OWNER TRUSTEE; APPOINTMENT OF SUCCESSOR.

         (a) The Owner Trustee may resign at any time without cause by giving at least 30 days' prior written notice to each Holder, the Administrative Agent and the Lessee; provided, however that such resignation shall not be effective until the acceptance of appointment by a successor Owner Trustee under Section 9.1(b). The Owner Trustee may be removed with or without cause at any time by the Holders upon consent to such removal by the Administrative Agent and with 60 days' prior written notice to the Owner Trustee, a copy of which notice shall be concurrently delivered by the Holders to the

    Administrative Agent and the Lessee. Any such removal shall be effective upon the acceptance of appointment by a successor Owner Trustee under
    Section 9.1(b). In case of the resignation or removal of the Owner Trustee, the Holders may appoint a successor Owner Trustee by an instrument signed by each Holder; provided, however, that such successor Owner Trustee must be approved by the Administrative Agent. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or any Holder may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

         (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named an Owner Trustee herein; but, the foregoing notwithstanding, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

         (c) Any successor Owner Trustee, however appointed, shall, to the extent the provisions of the Louisiana Trust Code shall then be deemed to apply to the Trust, be an individual, and otherwise a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of Owner Trustee hereunder upon reasonable or customary terms.

         (d) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.1(c), be the Owner Trustee under this Trust Agreement without further act.

     SECTION 9.2 CO-TRUSTEES AND SEPARATE TRUSTEES. Whenever (a) the Owner Trustee or the Holders (i) shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to which it may be subject, or to make any claim or bring any suit with respect to the Trust Estate or any Operative

Agreement, or (ii) shall be advised by counsel satisfactory to the Trustee or the Holders, as the case may be, that it is so necessary or prudent, or (b) the Owner Trustee shall have been directed to do so by the Holders and the Administrative Agent, then the Owner Trustee and the Holders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more Persons who need not meet the requirements of Section 9.1(c) (and the Owner Trustee may appoint one or more of its officers) either as co-trustee or co-trustees (the "Co-Owner Trustee"), jointly with the Owner Trustee, of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are satisfactory to the Owner Trustee and the Holders. In accordance with the foregoing:

         (a) Trust Company shall appoint a Co-Owner Trustee hereunder in part so that if, under any present or future law of any State where the Properties are located or of any jurisdiction in which it may be necessary to perform any act in carrying out the trusts herein created, Trust Company or any of its successors may be incompetent or unqualified or incapacitated or unwilling to perform certain acts as such Owner Trustee, then upon the written request of Trust Company of any of its successors received by any Co-Owner Trustee, all of such acts required to be performed in such jurisdiction in the execution of the trust hereby created, shall and will be performed by such Co-Owner Trustee, or any of his successors, in trust acting alone, as if he or such successor had been specifically authorized to do so or had been the sole Owner Trustee hereunder. Any Co-Owner Trustee shall continue to perform such acts until otherwise directed in writing by Trust Company or any of its successors. Any request in writing by Trust Company or any of its successors to a Co-Owner Trustee shall be sufficient warrant for him to take such action as may be so requested.

         (b) Except to the extent it may be deemed necessary for any Co-Owner Trustee or any of his successors solely or jointly to execute the trusts herein created, Trust Company or any of its successors shall alone possess and exercise the powers, and shall be solely charged with the performance of the duties herein declared to be possessed, exercised or performed by the Owner Trustee; and no Co-Owner Trustee shall be liable therefor. Any Co-Owner Trustee or any of his successors may delegate to Trust Company or its successor hereunder the exercise of any power or discretion conferred by any provision of this Trust Agreement.

         (c) Any act of the Owner Trustee herein required or authorized shall and will be jointly or separately performed by Trust Company or its successors hereunder and by any Co-Owner Trustee or any of his successors appointed hereunder, if such joint performance or separate performance shall be necessary to the legality of such act and when so acting all references herein to "First Security Bank, National Association" shall be deemed to be references to such Co-Owner Trustee in its individual capacity and all references to "Owner Trustee" shall be deemed to be references to such Co-Owner Trustee, and such Co-Owner Trustee shall be entitled to all the protection, indemnification, immunity and compensation herein provided to Trust Company acting singly in reference to such acts (subject to the limitations to such a protection, indemnification, immunity and compensation set forth herein).

         (d) Trust Company or its successor in trust shall have and is hereby given the power at any time by an instrument in writing duly executed by a Vice President, and under its corporate seal, to remove any Co-Owner Trustee or his successor, from his position as Co-Owner Trustee hereunder. In the case of death, resignation, removal, incapacity or inability to act hereunder of the Co-Owner Trustee, or his successor as Co-Owner Trustee,
    (i) any adult citizen of the United States of America may be appointed Co-Owner Trustee hereunder by a person who shall at the time be a Vice President of the corporation then acting as Owner Trustee hereunder, by an instrument in writing duly executed, and (ii) subject to its right to revoke such appointment or to appoint another person, Trust Company shall appoint a successor Co-Owner Trustee, such appointment to be immediately effective. In the event a vacancy occurs in the office of the Co-Owner Trustee, either by reason of resignation, removal, incapacity or inability to act and no successor is appointed pursuant to the foregoing provisions within 30 days after such vacancy occurs, the Holders and the Administrative Agent may jointly appoint a successor to the Co-Owner Trustee in the same manner as is provided for the appointment of a successor to the Co-Owner Trustee hereunder.

         (e) At any time or times, for the purposes of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate hereunder may at the time be located, or to avoid any violation of law or imposition of taxes not otherwise imposed on the Owner Trustee, or if the Owner Trustee shall deem it desirable for its own protection, Trust Company shall have power to appoint one or more persons (who may be officers of Trust Company) either to act as an additional co-trustee, jointly with Trust Company, of all or any part of the Trust Estate hereunder, or of any property constituting part thereof, or to act as separate trustee of any part of the Trust Estate, in either case with such powers as may be provided in the instrument of appointment and are consistent with the terms hereof, and to vest in such person or persons (in such capacity as co-trustee or separate trustee), any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section 9.2.

         (f) Notwithstanding any provision of this Trust Agreement to the contrary, any Co-Owner Trustee or co-trustee shall act upon and be subject to the following terms and conditions:

              All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed solely upon and solely exercised and performed by Trust Company except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed Trust Company or the Owner Trustee shall be incompetent or unqualified to perform such act or acts or to avoid any violation of law or imposition of taxes not otherwise imposed on the Owner Trustee, or if the Owner Trustee shall deem it desirable for its own protection, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or Co-Owner Trustee.

         (g) No power granted by this Trust Agreement to, or which this Trust Agreement provides may be exercised by, the Owner Trustee in respect of the custody, control and management of moneys may be exercised by any Co-Owner Trustee or any subsequently appointed co-trustee except jointly with, or with the consent in writing of, Trust Company for disbursement or application in accordance with the terms hereof.

         (h) All moneys which may be received or collected by any Co-Owner Trustee or such subsequently appointed co-trustees shall be paid over to Trust Company to be distributed in accordance with this Trust Agreement and the other Operative Agreements.

         (i) Any Co-Owner Trustee, or any subsequently appointed co-trustee to the extent permitted by law, does hereby constitute Trust Company or its successors hereunder his or her agent or attorney in fact, with full power and authority to do any and all acts and things and exercise any and all discretion authorized or permitted by the Co-Owner Trustee or such subsequently appointed co-trustee, in its behalf or in its name.

         (j) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

     SECTION 9.3 NOTICE. At all times that a successor Owner Trustee is appointed pursuant to Section 9.1, an Owner Trustee resigns pursuant to Section
9.1 or the Co-Owner Trustee, a co-trustee or separate trustee, is appointed pursuant to Section 9.2, the Holders shall give joint notice of such fact within 15 days of its occurrence to (x) the Lessee, if the Lease is then in effect and (y) the Administrative Agent, if the Credit Agreement is in effect.

                               ARTICLE X

                       SUPPLEMENTS AND AMENDMENTS

     SECTION 10.1 SUPPLEMENTS AND AMENDMENTS. Subject to Section 6 of the Indemnification Agreement, Section 10.2 of this Trust Agreement, and Section
10.2 of the Participation Agreement, at the written request of any Holder, this Trust Agreement shall be amended by a written instrument signed by Trust Company and each Holder, but if in the opinion of Trust Company or any non-requesting Holder, any instrument required to be so executed adversely affects any right, duty or liability of, or immunity or indemnity in favor of, such non-requesting Holder or the Owner Trustee under this Trust Agreement or any of the other Operative Agreements to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of such non-requesting Holder or any document contemplated hereby to which it or the Owner Trustee is a party, then Trust Company or such other Holder, as the case may be, may in its sole discretion decline to execute such instrument, unless it shall have been provided an indemnity satisfactory to it by the Holder so requesting the amendment.

     SECTION 10.2 LIMITATION ON AMENDMENTS. Notwithstanding Section 10.1, Trust Company shall not, without the consent of the Administrative Agent, execute any amendment (i) that might result in the trusts created hereunder being terminated prior to the satisfaction and discharge of the Lien and security interest of the Security Documents on the Collateral or prior to the payment in full of the principal of and interest on the Loans, and any other amounts due to the Administrative Agent or any Lender under any Credit Document, and (ii) other than in accordance with the terms of the Credit Agreement.

                               ARTICLE XI

                             MISCELLANEOUS

     SECTION 11.1 NO LEGAL TITLE TO TRUST ESTATE IN THE HOLDERS. The Holders shall not have legal title to any part of the Trust Estate; provided, however, that each Holder has a pro rata beneficial interest in the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of a Holder in and to the Trust Estate or hereunder shall operate to terminate this Trust Agreement or the Trust or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

     SECTION 11.2 SALE OF PROPERTIES BY THE OWNER TRUSTEE IS BINDING. Any sale, transfer, or other conveyance of the Properties or any part thereof by the Owner Trustee made pursuant to the terms of this Trust Agreement, the Indemnification Agreement or any other Operative Agreement shall bind the Holders and shall be effective to sell, transfer and convey all right, title and interest of the Owner Trustee and the Holders in and to the Properties or any part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

     SECTION 11.3 CERTIFICATION OF AUTHORIZATION. Third persons may conclusively rely on a statement signed by the Owner Trustee to establish the authenticity of any records of the Trust or the authority of any person to act on behalf of the Trust.

     SECTION 11.4 LIMITATIONS ON RIGHTS OF OTHERS. Nothing in this Trust Agreement whether express or implied, shall be construed to give to any Person, other than Trust Company, the Owner Trustee and each Holder, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement, any covenants, conditions or provisions contained herein or in the Trust Estate; but this Trust Agreement shall be held for the sole and exclusive benefit of the Owner Trustee and the Holders. The Administrative Agent shall have the right to enforce the provisions of Sections 5.1, 5.2, 5.3, 5.4, 5.5, 6.2, 6.8, 8.1, 8.2, 8.3, 9.1, 9.2, 9.3, 10.1 and 10.2 hereof.

     SECTION 11.5 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices hereunder shall be given as provided in the Participation Agreement.

     SECTION 11.6 SEVERABILITY. Any provision of this Trust Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.7 LIMITATION ON THE HOLDERS' LIABILITY. No Holder shall have any liability for the performance of this Trust Agreement except as expressly set forth herein.

     SECTION 11.8 SEPARATE COUNTERPARTS. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.9 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Trust Company, the Owner Trustee and its successors and assigns and each Holder and its successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Holder shall bind the successors and assigns of such Holder.


     SECTION 11.10 HEADINGS. The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.11 GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

     SECTION 11.12 PERFORMANCE BY THE HOLDERS. Any obligation of the Owner Trustee hereunder or under the Bridge Note, the Indemnification Agreement or any Operative Agreement or other document contemplated herein may be performed by the Holders (or by one of them with the written consent of the other) and any such performance shall not be construed as a revocation of the trusts created hereby.

     SECTION 11.13 CONFLICT WITH AGREEMENTS. If this Trust Agreement (or any instructions given by a Holder pursuant hereto) shall require that any action be taken with respect to any matter and the Bridge Note, the Indemnification Agreement or any other Operative Agreement (or any instructions duly given in accordance with the terms thereof) shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, the provisions of the Bridge Note, the Indemnification Agreement or such other Operative Agreement (as applicable) shall control in respect thereof.

     SECTION 11.14 NO IMPLIED WAIVER. No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1; and any such waiver of any term hereof shall be effective only in the specific instance and for the specific purpose given.



             [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date set forth above.



                                    OWNER TRUSTEE:

                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION



      ____________________________  By: _______________________________
      Witness                       Name: Val T. Orton
                                    Title: Vice President

      ____________________________
      Witness




                                    AGREED TO:


      ____________________________  ____________________________
      Witness                       Val T. Orton, in his individual capacity

      ____________________________
      Witness







                  (Wackenhut Corrections Trust 1997-1)



                            Signature Page 1

                                           NATIONSBANK, NATIONAL ASSOCIATION, as
                                           a Holder



____________________________           By:________________________________
Witness                                Name:   Maria P. Conroy
                                       Title:  Senior Vice President


____________________________
Witness


                            Signature Page 2

                      SCOTIABANC INC., as a Holder

                     By:_______________________________________
                     Name:_____________________________________
                     Title:____________________________________

                             Address for Notices:
                             600 Peachtree Street, N.E.
                             Suite 2700
                             Atlanta, Georgia 30308

                             Wire Transfer Instructions:
                             The Bank of Nova Scotia
                             New York, New York
                             ABA #026002532
                             Attention: Further Credit #0735639
                                        ScotiaBanc Inc.
                             Reference: Wackenhut Corrections Corporation

                            Signature Page 3

                             BARNETT BANK, N.A., as a Holder


             By:______________________________________
             Name:____________________________________
             Title:___________________________________

                     Address for Notices:
                     625 N. Flagler Drive
                     West Palm Beach, Florida 33401

                     Wire Transfer Instructions:
                     Barnett Bank, N.A.
                     ABA #063000047
                     Account #06000074838
                     Attention: Wire Wash Acct 1396-10231
                                     (Participation)
                     Reference: Wackenhut Corrections Corporation

                            Signature Page 4

                             SUNTRUST BANK, SOUTH FLORIDA, N.A., as a
                             Holder


                             By:____________________________________
                             Name:__________________________________
                             Title:_________________________________

                                    Address for Notices:
                                    222 Lakeview Avenue
                                    Suite 305
                                    West Palm Beach, Florida 33401

                                    Wire Transfer Instructions:
                                    SunTrust Bank, South Florida, N.A.
                                    Fort Lauderdale, Florida
                                    ABA #067-006-076
                                    Attention: Jennifer Campbell
                                    Reference: Wackenhut Corrections Corporation

                            Signature Page 5

                               EXHIBIT A
                       FORM OF HOLDER CERTIFICATE

               FIRST SECURITY BANK, NATIONAL ASSOCIATION

                             TRUSTEE UNDER

 SECOND AMENDED AND RESTATED TRUST AGREEMENT DATED AS OF JUNE 19,
                                  1997

                           HOLDER CERTIFICATE

                   WACKENHUT CORRECTIONS TRUST 1997-1

$_________________________                                _______________, 199_
Holder:___________________

     First Security Bank, National Association, as trustee (in such capacity the "Trustee") under that certain Third Amended and Restated Trust Agreement (the "Trust Agreement") dated as of June 19, 1997, between NationsBank, National Association and the other Holders party thereto, and the Trustee, hereby certifies as follows: (i) this Holder Certificate is the Holder Certificate referred to in the Section 3.1(d) of the Trust Agreement, which Holder Certificate has been issued to the Holder named herein by the Trustee pursuant to the Trust Agreement and (ii) subject to the prior payment of, and the assignment, pledge or mortgage of the Trust Estate to secure the Notes as set forth in the applicable Operative Agreements, the holder of this Holder Certificate has an undivided beneficial interest in properties of the Trustee constituting part of the Trust Estate and is entitled to receive as provided in the Trust Agreement, a portion of the Rent received or to be received by the Trustee for the Properties, as well as a portion of certain other payments which may be received by the Trustee pursuant to the terms of the Operative Agreements as more particularly set forth therein. (Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement.)

     All amounts payable hereunder and under the Trust Agreement shall be paid only from the income and proceeds from the Trust Estate and only to the extent that the Trustee shall have received sufficient income or proceeds from the Trust Estate to make such payments in accordance with the terms of the Trust Agreement, except as specifically provided in Section 6.1 of the Trust Agreement; and the holder hereof, by its acceptance of this Holder Certificate, agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for distribution to the holder hereof as provided in the Trust Agreement and the other Operative Agreements and that, except as specifically provided in the Trust Agreement and the other Operative Agreements, the Trustee is not personally liable to the holder hereof for any amount payable under this Holder Certificate or the Trust Agreement.

     The amounts payable to the holder hereof pursuant to the Trust Agreement shall be paid or caused to be paid by the Owner Trustee to, or for the account of, such Holder, or its nominee, by transferring such amount in immediately available funds to one or more banking institutions with bank wire transfer facilities for the account of such Holder or as otherwise instructed in writing from time to time by such Holder.

     This Holder Certificate shall mature, and all amounts payable to the holder hereof pursuant to the Trust Agreement shall be due on, the Maturity Date.

     The Holder Fundings outstanding from time to time under this Holder Certificate shall bear a yield on the unpaid amount hereof at the Holder Yield as provided in the Trust Agreement. The Holder Yield on this Holder Certificate shall be computed as provided in the Trust Agreement and shall be payable at the rates, at the times and from the dates specified in the Trust Agreement.

     From and after the execution of the Participation Agreement, the rights of the holder of this Holder Certificate under the Trust Agreement as well as the beneficial interest of the holder of this Holder Certificate in and to the properties of the Trustee constituting part of the Trust Estate, are subject and subordinate to the rights of the holders of the Notes to the extent provided in the applicable Operative Agreements. The Trust Estate has been or will be assigned, pledged and mortgaged to the Administrative Agent, on behalf of the Lenders, as security for the Notes. Reference is hereby made to the Trust Agreement, the Participation Agreement, the Credit Agreement, the Security Agreement and the Notes for statements of the rights of the holder of this Holder Certificate and of the rights of the holders of, and the nature and extent of the security for, the Notes, as well as for a statement of the terms and conditions of the trusts created by the Trust Agreement; and the holder hereof, by its acceptance of this Holder Certificate, agrees to all such terms and conditions.

     The holder hereof, by its acceptance of this Holder Certificate, agrees not to transfer this Holder Certificate except in accordance with the terms of the Trust Agreement and the other Operative Agreements.

     THIS HOLDER CERTIFICATE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF FLORIDA. WHENEVER POSSIBLE EACH PROVISION OF THIS HOLDER CERTIFICATE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS HOLDER CERTIFICATE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS HOLDER CERTIFICATE.

     IN WITNESS WHEREOF, the undersigned authorized officer of the Trustee has executed this Holder Certificate as of the date first set forth above.

                             FIRST SECURITY BANK, NATIONAL ASSOCIATION, as
                             Trustee

                             By:________________________________
                             Name: _____________________________
                             Title: ____________________________

STATE OF NORTH CAROLINA

COUNTY OF _________________


     I, the undersigned, a Notary Public of said County and State, do hereby certify that _______________________________ the _______________ of
NationsBank, National Association personally appeared before me this day and, with authority duly given, he signed the foregoing instrument on behalf of the corporation.

     WITNESS my hand and official seal or stamp, this the ___ day of _____________, 1997.


                                              _________________________
                                                     Notary Public

My Commission Expires:



[SEAL or STAMP]

STATE OF NORTH CAROLINA

COUNTY OF _________________


     I, the undersigned, a Notary Public of said County and State, do hereby certify that _______________________________ the _______________ of First
Security Bank, National Association personally appeared before me this day and, with authority duly given, he signed the foregoing instrument on behalf of the corporation.

     WITNESS my hand and official seal or stamp, this the ____ day of ___________, 1997.


                                              _________________________
                                                     Notary Public

My Commission Expires:



[SEAL or STAMP]

STATE OF NORTH CAROLINA

COUNTY OF __________

     I, the undersigned, a Notary Public of said County and State, do hereby certify that Val T. Orton personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and official seal or stamp, this the ____ day of ___________, 1997.



                                              _________________________
                                                     Notary Public

My Commission Expires:



[SEAL or STAMP]